                                                                      Exhibit 11


                                  EXEL LIMITED

                 COMPUTATION OF EARNINGS PER ORDINARY SHARE AND
                           ORDINARY SHARE EQUIVALENT

                       (U.S. dollars in thousands except
                               per share amounts)

                                      Three Months Ended                          Six Months Ended
                                             May 31,                                  May 31,

                                      1996             1995                   1996                1995
                                           (Unaudited)                              (Unaudited)
                                          (U.S. Dollars in thousands except per share amounts)
(A)  Earnings per ordinary
     share and ordinary share
     equivalent -- primary:
       Weighted average shares
        outstanding............     46,177              53,490               46,681                53,499
       Average stock options
        outstanding (net of
        repurchased shares
        under the treasury
        stock method)..........        596                 283                  580                   289
                                 -----------          ----------          -----------           -----------
       Weighted average
        ordinary
        shares and ordinary
        share equivalents
        outstanding............     46,773              53,773               47,261                53,788
                                 -----------          ----------          -----------           -----------

       Net income:
        Actual net income......   $ 88,986            $ 94,531            $ 296,075             $ 151,413
        Assumed earnings on
        excess option proceeds        -                   -                    -                     -
                                 -----------          ----------          -----------           -----------

       Adjusted net income.....   $ 88,986            $ 94,531            $ 296,075             $ 151,413
                                 ===========          ==========          ===========           ===========

       Earnings per ordinary
        share and ordinary
        share equivalent.......   $   1.90            $   1.76            $    6.26             $    2.81
                                 ===========          ==========          ===========           ===========


                                     Three Months Ended                          Six Months Ended
                                            May 31,                                  May 31,

                                     1996             1995                   1996                1995
                                          (Unaudited)                              (Unaudited)
                                         (U.S. Dollars in thousands except per share amounts)
(B) Earnings per ordinary
    share and ordinary share
    equivalent -- assuming
    full dilution:
      Weighted average shares
       outstanding............     46,177              53,490               46,681                53,499
      Average stock options
       outstanding (net of
       repurchased shares
       under the treasury
       stock method)..........        596                 359                  600                   366
                                -----------          ----------          -----------           -----------

      Weighted average
       ordinary
       shares and ordinary
       share equivalents
       outstanding............     46,773              53,849               47,281                53,865
                                -----------          ----------          -----------           -----------

      Net income:
       Actual net income......   $ 88,986            $ 94,531            $ 296,075             $ 151,413
       Assumed earnings on
       excess option proceeds        -                   -                    -                     -
                                -----------          ----------          -----------           -----------

      Adjusted net income.....   $ 88,986            $ 94,531            $ 296,075             $ 151,413
                                ===========          ==========          ===========           ===========

      Earnings per ordinary
       share and ordinary
       share equivalent.......     $ 1.90            $   1.76            $    6.26             $    2.81
                                ===========          ==========          ===========           ===========